UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

December 18, 2006

Date of report (Date of earliest event reported)

ADVO, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-11720	06-0885252
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

One Targeting Centre, Windsor, Connecticut 06095

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (860) 285-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01    ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT

On December 18, 2006, ADVO, Inc. (the “Company”) and Valassis Communications, Inc. (“Valassis”) agreed to amend that certain Agreement and Plan of Merger dated July 5, 2006 (the “Merger Agreement”) by and among the Company, Valassis and Michigan Acquisition Corporation (“Merger Sub”), a wholly owned subsidiary of Valassis. As part of the agreement, the companies have agreed to dismiss with prejudice the lawsuit between the parties titled Valassis Communications, Inc. vs. ADVO, Inc. Case No: 2383-N in the Court of Chancery for the State of Delaware.

The Merger Agreement, as amended, provides for a business combination whereby Merger Sub will merge with and into ADVO (the “Merger’). As a result of the Merger, the separate corporate existence of Merger Sub will cease and ADVO will continue as a wholly owned subsidiary of Valassis. Pursuant to the amended Merger Agreement, Valassis will acquire all of the outstanding shares of common stock of the Company for $33.00 in cash per share.

In the event that the closing of the Merger does not occur on or before the later of (i) February 28, 2007 and (ii) the second business day after ADVO’s stockholders approve the Merger, interest will accrue and become payable, to the extent permitted by law, on the $33.00 per share merger consideration at the rate per annum equal to the sum of (i) the Federal Reserve discount rate as reported from time to time in The Wall Street Journal plus (ii) five hundred (500) basis points, increasing by one hundred (100) basis points at the beginning of each month thereafter (commencing April 1, 2007) from February 28, 2007 until the closing of the Merger. As of December 18, 2006, the Federal Reserve discount rate was 6.25%

Valassis’ obligations under the amended Merger Agreement are not conditioned on obtaining financing and there are no conditions to close other than the approval of ADVO’s stockholders and the absence of any injunction to the Merger.

A copy of Amendment No. 1 to the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement, as amended, is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was attached as Exhibit 2.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 10, 2006, and Amendment No. 1 thereto. A joint press release of the parties announcing the amendment and settlement dated December 19, 2006, as issued, is attached to this Form 8-K as Exhibit 99.1. Please note that the date February 28, 2006 appearing in the second paragraph of the release should be February 28, 2007.

IN CONNECTION WITH THE PROPOSED MERGER, THE COMPANY WILL FILE A PROXY STATEMENT WITH THE SEC. STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. STOCKHOLDERS MAY OBTAIN A FREE COPY OF THE PROXY STATEMENT (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED BY THE COMPANY AT THE SEC WEBSITE AT HTTP:// WWW.SEC.GOV. THE PROXY STATEMENT AND OTHER DOCUMENTS ALSO MAY BE OBTAINED FOR FREE FROM THE COMPANY BY DIRECTING SUCH REQUEST TO ADVO, INC., INVESTOR RELATIONS, ONE TARGETING CENTRE, WINDSOR, CONNECTICUT 06095, TELEPHONE (860) 285-6100. THE COMPANY AND ITS DIRECTORS, EXECUTIVE OFFICERS AND OTHER MEMBERS OF ITS MANAGEMENT AND EMPLOYEES MAY BE DEEMED PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM ITS STOCKHOLDERS IN CONNECTION WITH THE PROPOSED MERGER. INFORMATION CONCERNING THE INTERESTS OF THE COMPANY'S PARTICIPANTS IN THE SOLICITATION, WHICH MAY BE DIFFERENT FROM THOSE OF THE COMPANY STOCKHOLDERS GENERALLY, IS SET FORTH IN THE COMPANY'S PROXY STATEMENTS AND ANNUAL REPORTS ON FORM 10-K, PREVIOUSLY FILED WITH THE SEC, AND WILL BE SET FORTH IN THE PROXY STATEMENT RELATING TO THE MERGER WHEN IT BECOMES AVAILABLE.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description
2.1	Amendment No. 1 dated as of December 18, 2006 to that certain Agreement and Plan of Merger, dated as of July 5, 2006, by and among Valassis Communications, Inc., Michigan Acquisition Corporation and ADVO, Inc.

99.1	Joint press release of ADVO, Inc. and Valassis Communications, Inc. dated December 19, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVO, Inc.
Date: December 20, 2006
	By:	/s/ Stephen L. Palmer
Stephen L. Palmer
Secretary

Exhibit No.	Description
2.1	Amendment No. 1 dated as of December 18, 2006 to that certain Agreement and Plan of Merger, dated as of July 5, 2006, by and among Valassis Communications, Inc., Michigan Acquisition Corporation and ADVO, Inc.

99.1	Joint press release of ADVO, Inc. and Valassis Communications, Inc. dated December 19, 2006